Exhibit 10.13

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Product Purchase Agreement

By and Between

The Sustainable Green Team, Ltd.

and

New Earth Technologies Pte Ltd

i

ii

Product Purchase Agreement

Dated as of May 17, 2023

This Product Purchase Agreement, (the “Agreement”) is entered into as of the date set forth above (the “Closing Date”), by and among (i) The Sustainable Green Team, Ltd., a Delaware corporation (“SGT”) and (ii) New Earth Technologies Pte Ltd, a Singapore registered private corporation (“Seller”). Each of SGT and Seller may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, the Parties desire to enter into certain transactions pursuant to which SGT shall acquire certain products from Seller in exchange for the issuance to the Seller of shares of common stock, par value, $0.0001 per share, of SGT (the “Common Stock”) on the terms and subject to the conditions set forth herein (together with the other transactions contemplated herein, the “Transactions”); and

WHEREAS, this Agreement is being entered into for the purpose of setting forth the terms and conditions of the Transactions;

NOW THEREFORE, on the stated premises, for and in consideration of the mutual covenants and agreements hereinafter set forth, and the mutual benefits to the Parties to be derived therefrom, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I. Definitions and interpretation

Section 1.01 Defined Terms. In addition to the other terms defined herein, for purposes of this Agreement, the following terms shall have the following meanings:

(a)	“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(b)	“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(c)	“Business Day” shall mean any day on which commercial banks are generally open for business in Florida.

(d)	“Contract” shall mean any written or oral contract, subcontract, agreement, commitment, note, bond, mortgage, indenture, lease, license, sublicense or other legally binding instrument or arrangement.

1

(e)	“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(f)	“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(g)	“Knowledge of Seller” means the knowledge, after and assuming due inquiry, of Seller.

(h)	“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.

(i)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(j)	“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include (i) punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party or (ii) lost profits or consequential damages, in any case.

(k)	“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) any of the Products, or (b) the ability of Seller to consummate the Transactions on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economy or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which Seller operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; or (iv) conditions caused by acts of terrorism or war (whether or not declared); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on Seller compared to other participants in the industries in which Seller conducts its business.

(l)	“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(m)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

2

(n)	“Tax” or “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

Section 1.02 Interpretation. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. The Transactions

Section 2.01 Acquisition. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Seller agrees to sell to SGT and SGT agrees to purchase from Seller, in accordance with the terms and conditions of this Agreement, the assts as set forth on Exhibit A attached hereto (the “Products”) including all right, title, and interest therein, free and clear of all Liens.

Section 2.02 Consideration.

(a)	In exchange for the Products, SGT shall issue to Seller 2,000,000 unregistered shares of Common Stock (the “Shares”) and shall pay to Seller the sum of $5,000,000 (the “Cash Purchase Price”) as set forth below.

(b)	The Shares shall be issued to the Seller on the Closing Date, and shall be issued in book entry form and shall not be certificated.

3

(c)	The total Cash Purchase Price shall be paid to the Seller in 60 monthly installments (each a “Monthly Payment”), commencing on the first monthly anniversary of the Closing Date and thereafter on each monthly anniversary of the Closing Date for the next 59 months, provided that any such monthly payment which is due on a date which is not a Business Day shall be made on the first day thereafter which is not a Business Day. The first 59 Monthly Payments shall each be in the amount of $83,333.33 and the 60th and last Monthly Payment shall be in the amount of $83,333.53.

Section 2.03 Closing. The closing of the Transactions (the “Closing”) shall occur on the Closing Date, immediately following the execution of this Agreement, by electronic delivery of the documents and items required for the Closing.

Section 2.04 Closing Deliverables.

(a)	At the Closing, Seller shall deliver or cause to be delivered to the SGT all of the following with respect to the Products:

(i)	A Bill of Sale (the “Bill of Sale”) in substantially the form attached hereto as Exhibit B, executed by Seller, conveying to SGT good and marketable title to the Products;

(ii)	Originals, or if originals are not in the possession or control of Seller, copies of all permits and licenses related to the Products; and

(iii)	such other documents as SGT may reasonably request for the purpose of evidencing the accuracy of any of Seller’s representations and warranties; evidencing the performance by any of Seller’s officers or employees of, or the compliance by any of Seller’s officers or employees with, any covenant or obligation required to be performed or complied with by Seller hereunder, or otherwise facilitating the consummation or performance of any of the Transactions.

(b)	At the Closing, and subject to SGT’s receipt of the Products as set forth in Section 2.05, SGT shall cause SGT’s transfer agent to record Seller as the owner of the Shares in the books and records of SGT.

Section 2.05 Delivery. At the Closing, Seller shall deliver the Products to SGT free on board to SGT’s location at 143 Sitkum-Solduc Rd., Forks, WA 98331 on the Closing Date, and title to the Products shall pass to SGT at such time at such place. The costs for such delivery shall be paid by Seller.

Section 2.06 Taxes. Seller shall be responsible for, and shall pay, any and all Taxes that may be imposed on Seller as a result of the sale of the Products or the receipt of the Shares.

Section 2.07 Additional Closing Events. At and following the Closing, the Parties shall each execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered), any and all certificates, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence Transactions.

4

Article III. Representations and Warranties of Seller

As an inducement to the consummation of the Transactions, Seller represent and warrants to SGT as follows:

Section 3.01 Organization and Qualification.

(a)	Seller is a Singapore registered private corporation, and has the power and is duly authorized under all applicable Laws, regulations, ordinances and orders of public authorities, to carry on its business in all material respects as it is now being conducted.

(b)	Seller has taken all actions required by law or otherwise to authorize the execution and delivery of this Agreement.

Section 3.02 Power and Authority. Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate Transactions.

Section 3.03 Authorization of Agreement; Etc. This Agreement has been duly executed and delivered on behalf of Seller. This Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms, except that such enforcement may be limited by the Enforceability Exceptions, and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04 No Conflict. The execution of this Agreement and the consummation of the Transactions (i) will not, with or without notice, lapse of time or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Seller is a party or to which Seller’s assets, properties or operations are subject; (ii) violate any provision of Law, statute, rule, regulation or executive order to which any Seller is subject; (iii) violate any judgment, order, writ or decree of any court applicable to Seller; or (iv) violate any of the organizational documents of the Seller.

Section 3.05 Ownership; Status.

(a)	Seller is the sole owner of the Products, and Seller has good and marketable title to the Products.

(b)	None of the Products or any right, title or interest therein has been assigned, granted or conveyed to any other Person. Seller has the right and ability to convey the Products to SGT pursuant to the terms of this Agreement and no Person (other than SGT) has a right to acquire any interest in any of the Products.

(c)	The Products will be transferred free of all Liens at the Closing.

(d)	Seller has not (i) voluntarily filed, or had involuntarily filed against it, in any court or with any governmental body pursuant to any statute either of the United States or of any State, a petition in bankruptcy or insolvency or seeking to effect any plan or other arrangement with creditors, or seeking the appointment of a receiver; (ii) had a receiver, conservator, or liquidating agent or similar person appointed for all or a substantial portion of their respective assets; (iii) suffered the attachment or other judicial seizure of all, or substantially all of their respective assets; (iv) given notice to any person or governmental body of insolvency; or (v) made an assignment for the benefit of their respective creditors or taken any other similar action for the protection or benefit of their respective creditors. Seller is not insolvent and will not be rendered insolvent by the performance of its obligations under this Agreement.

5

Section 3.06 The Products.

(a)	The Products comply with all applicable Laws of all Governmental Authorities having jurisdiction over, against, or affecting any of the Products. Seller has not received written notice of any, and to Knowledge of Seller, there are no violations of any Laws, similar rules and regulations relating and/or applicable to the ownership, use, and operation of any of the Products as they are now operated, and/or other licenses or permits, which remain uncured. All governmental or quasi-governmental occupancy and use permits, licenses, consents, approvals, permits, authorizations, certificates, and other requirements of Governmental Authorities necessary or required for the continued use and operation of the Products for the purposes for which it is intended (collectively, “Approvals”), if any, have been unconditionally and finally issued and paid for and are in full force and effect in accordance with the respective terms thereof. All work or conditions required to be performed or fulfilled pursuant to the Approvals (on or off-site) have been fully performed in accordance with the requirements thereof and the Products fully complies with the Approvals.

(b)	There are no Contracts or any other document, or any oral agreement, granting or purporting to grant to any Person any right to use or possess any portion of the Products or otherwise creating a possessory interest in the Products.

Section 3.07 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the Knowledge of Seller after reasonable investigation, threatened, by or against Seller or the Products or affecting any portion of the Products, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. To the Knowledge of Seller, it is not in default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default. There are no judgments presently outstanding and unsatisfied against Seller or the Products.

Section 3.08 Compliance. To the Knowledge of Seller, Seller (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice, lapse of time or both, would result in a default by Seller under), nor has Seller received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is not in violation of any judgment, decree or order of any court, arbitrator or other Governmental Authority; or (iii) is not or has not been in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local Laws relating to taxes, registration as a charitable organization, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

6

Section 3.09 Regulatory Permits. Seller possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as presently conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect, and Seller has not received any notice of proceedings relating to the revocation or modification of any such permit.

Section 3.10 Foreign Corrupt Practices. Neither Seller, nor, to the Knowledge of Seller, any agent or other Person acting on behalf of any Seller, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Seller (or made by any Person acting on its behalf of which any Seller is aware) which is in violation of Law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 3.11 Money Laundering. Seller is in compliance with, and has not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations, including, but not limited to, the Laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Products Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Products and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

Section 3.12 Illegal or Unauthorized Payments; Political Contributions. Neither Seller, nor, to the Knowledge of Seller, any of the officers, directors, employees, agents or other representatives of Seller or any other business entity or enterprise with which Seller is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of Seller.

Section 3.13 Investment Representations.

(a)	The Seller is acquiring the Shares for investment for the Seller’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. The Seller further represents that Seller does not have any Contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third Person, with respect to any of the Shares.

(b)	Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Seller represents and warrants that the Seller (i) can bear the economic risk of the Seller’s investments in the Shares, and (ii) possesses such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of the investment in SGT and Shares, and, at the present time, is able to afford a complete loss of such investment.

7

(c)	The Seller represents that Seller is an “accredited investor” (an “Accredited Investor”) as that term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission (“SEC”) under Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), and that the Seller understands and acknowledges that SGT is relying upon such representation to qualify for the exemption from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D, and that any certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities Laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (TOGETHER WITH THE RULES AND REGULATIONS THEREUNDER, THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(d)	The Seller acknowledges that neither the SEC nor the securities regulatory body of any other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e)	The Seller acknowledges that he has carefully reviewed such information as the Seller has deemed necessary to evaluate an investment in SGT and the Shares. The Seller acknowledges that the Seller has been furnished all materials that he has requested relating to SGT and the issuance of the Shares hereunder, and that the Seller has been afforded the opportunity to ask questions of SGT’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Seller.

(f)	At no time was Seller presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Seller is not purchasing the Shares acquired by Seller hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Shares acquired by Seller hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

8

(g)	The Seller understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or any available exemption from registration under the Securities Act, the Shares may have to be held indefinitely. The Seller understands that (i) the sale or re-sale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Shares may not be transferred unless (a) the Shares are sold pursuant to an effective registration statement under the Securities Act, (b) the Seller shall have delivered to SGT, at the cost of the Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by SGT, (c) the Shares are sold or transferred to an Affiliate of the Seller who agree to sell or otherwise transfer the Shares only in accordance with this Section 3.13 and who is an Accredited Investor, (d) the Shares are sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”)), or (e) the Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule), and the Seller shall have delivered to SGT, at the cost of the Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by SGT; (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither SGT nor any other Person is under any obligation to register such Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

Section 3.14 Brokers. Seller has not retained any broker or finder in connection with any of the Transactions, and Seller has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Article IV. Representations and Warranties of SGT

As an inducement to, and to obtain the reliance of Seller, SGT represents and warrants to Seller as follows:

Section 4.01 Organization. SGT is a corporation duly incorporated, validly existing, and in good standing under the Laws of Delaware and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of Transactions will not, violate any provision of SGT’s articles of incorporation or by-laws. SGT has taken all action required by Law, its articles of incorporation and by-laws, or otherwise to authorize the execution and delivery of this Agreement, and SGT has full power, authority, and legal right and has taken all action required by Law, its articles of incorporation and by-laws, or otherwise to consummate the transactions herein contemplated.

9

Section 4.02 Power and Authority. SGT has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate Transactions.

Section 4.03 Authorization of Agreement; Etc. The execution, delivery and performance of this Agreement by SGT, and the consummation of Transactions, have been duly authorized by the Board of Directors of SGT. This Agreement has been duly executed and delivered on behalf of SGT and constitutes a valid and binding obligation of SGT enforceable in accordance with its terms, except that such enforcement may be limited by the Enforceability Exceptions, and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.04 No Conflict. The execution of this Agreement and the consummation of the Transactions (i) will not, with or without notice, lapse of time or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which SGT is a party or to which any of its assets, properties or operations are subject; (ii) violate any provision of Law, statute, rule, regulation or executive order to which SGT is subject; or (iv) violate any judgment, order, writ or decree of any court applicable to SGT.

Section 4.05 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the Transactions will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate, or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which SGT is a party or to which any of its respective assets, properties or operations are subject.

Section 4.06 No Brokers. SGT has not retained any broker or finder in connection with any of the Transactions, and SGT has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Article V. Survival and Indemnification

Section 5.01 Survival.

(a)	Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Parties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) years after the Closing Date. Notwithstanding the preceding sentence, any indemnification claim commenced prior to any such expiration shall remain as a valid claim until finally resolved in accordance with the provisions herein. Any claim, for indemnification or otherwise, based upon or arising out of the breach or alleged breach of a representation or warranty must be brought before the expiration of the applicable survival period, or it will be deemed waived.

10

(b)	All covenants and agreements of the Parties contained herein shall survive the Closing until fully performed. Notwithstanding the preceding sentence, any claim commenced prior to any such expiration shall remain as a valid claim until finally resolved in accordance with the provisions herein.

Section 5.02 Indemnification by Seller. Subject to the provisions of this Article V, Seller hereby covenants and agrees with SGT that Seller shall indemnify SGT and its directors, officers, employees and Affiliates, and each of their respective Representatives, successors and assigns (individually, an “SGT Indemnified Party”), and hold them harmless from, against and in respect of any and all Losses incurred by any SGT Indemnified Party resulting from any misrepresentation, breach of any representation or warranty of Seller in this Agreement or the non-fulfillment in any material respect of any agreement, covenant or obligation by Seller made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith).

Section 5.03 Indemnification by SGT. Subject to the provisions of this Article V, SGT hereby covenants and agrees with Seller that SGT shall indemnify Seller and each of Seller’s employees and Affiliates, and their respective Representatives, successors and assigns (each a “Seller Indemnified Party” and collectively, the “Seller Indemnified Parties”) and hold them harmless from, against and in respect of any and all Losses incurred by any Seller Indemnified Party resulting from any misrepresentation, breach of any representation or warranty in this Agreement or the non-fulfillment in any material respect of any agreement, covenant or obligation by SGT made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith).

Section 5.04 Indemnification Procedures. The Party making a claim under this Article V is referred to as the “Indemnified Party” and the Party against whom such claims are asserted under this Article V is referred to as the “Indemnifying Party.”

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 5.04(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

11

(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 5.04(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party consents to such firm offer the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party objects to such offer, or does not provide a response to such firm offer within ten days after its receipt of such notice (in which case the Indemnified Party shall be deemed to not have consented to such offer), the Indemnified Party shall thereafter assume the defense of such Third-Party Claim and shall continue to contest or defend such Third-Party Claim and in such event the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party has assumed the defense pursuant to this Section 5.04(b), the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted liability for such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

12

(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

Section 5.05 Payments. Subject to the terms and conditions herein, once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article V or otherwise pursuant to this Agreement, the Indemnifying Party shall satisfy its indemnification obligations within fifteen (15) Business Days of such agreement or adjudication.

Section 5.06 Certain Limitations. The indemnification provided for in Section 5.02 and Section 5.03 shall be subject to the following limitations:

(a)	Seller shall not be liable to the SGT Indemnified Parties for indemnification under Section 5.02 until the aggregate amount of all Losses in respect of indemnification under Section 5.02 exceeds $25,000 (the “Basket”), in which event Seller shall be required to pay or be liable for all such Losses in excess of the Basket subject to the other limitations contained herein including the Cap.

(b)	SGT shall not be liable to the Seller Indemnified Parties for indemnification under and Section 5.03 until the aggregate amount of all Losses in respect of indemnification under Section 5.03 exceeds the Basket, in which event SGT shall be required to pay or be liable for all such Losses in excess of the Basket subject to the other limitations contained herein including the Cap.

(c)	The Parties acknowledge and agree that the maximum liability of Seller, on the one hand, and SGT, on the other hand, for indemnification pursuant to this Article V shall be the sum of $7,250,000 (the “Cap”), and neither Seller, on the one hand, nor SGT, on the other hand, shall have any liability to the other in excess of the Cap.

Section 5.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the consideration paid hereunder unless otherwise required by applicable Law.

Section 5.08 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation, ) made at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation, and made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Section 5.09 Exclusive Remedy. The indemnification provisions contained in this Article V shall be the sole and exclusive remedy of the Parties with respect to the Transactions for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the Parties hereto or any other provision of this Agreement or arising out of the Transactions, except (i) with respect to any equitable remedy to which such Party may be entitled to with respect to any claims or causes of action arising from the breach of any covenants or agreement of a Party that is to be performed subsequent to the Closing Date, or (ii) with respect to a Party, an actual and intentional fraud with respect to this Agreement and the Transactions. In furtherance of the foregoing, each Party hereto, for itself and on behalf of its Affiliates, hereby waives, from and after the Closing, to the fullest extent permitted under applicable Law and except as otherwise specified in this Article V, any and all rights, claims and causes of action it may have against any other Party hereto relating to the subject matter of this Agreement or any other agreement, certificate or other document or instrument delivered pursuant to this Agreement, arising under or based upon any applicable Law.

13

Section 5.10 Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Article VI. Miscellaneous

Section 6.01 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as set forth herein. Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail. Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder. Subject to the foregoing, notices shall be sent as follows:

If to SGT:

The Sustainable Green Team, Ltd.
Attn: Anthony Raynor
24200 CR-561
Astatula, FL 34705
Email: raynor5@outlook.com

If to Seller:

New Earth Technologies Pte Ltd
Attn: Victor Tan
150 Cecil Street #15-01
Singapore 069543
E-mail: [***]

14

Section 6.02 Dispute Resolution.

(a)	If there is any dispute or controversy relating to this Agreement or any of the Transactions (each, a “Dispute”), such Dispute shall be resolved in accordance with this Section 6.02.

(b)	The Party claiming a Dispute shall deliver to the other Party a written notice (a “Notice of Dispute”) that will specify in reasonable detail the dispute that the claiming Party wishes to have resolved. If SGT and Seller are not able to resolve the dispute within five (5) Business Days of a Party’s receipt of an applicable Notice of Dispute, then such Dispute shall be submitted to binding arbitration in accordance with this Section 6.02.

(c)	Any arbitration hereunder shall be conducted in accordance with the rules of the American Arbitration Association then in effect. Each of SGT, on the one hand, and Seller, on the other hand, shall select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, and the three arbitrators shall resolve the Dispute. The arbitrators will be instructed to prepare in writing as promptly as practicable, and provide to the Parties such arbitrators’ determination, including factual findings and the reasons on which the determination was based. The decision of the arbitrators will be final, binding and conclusive and will not be subject to review or appeal and may be enforced in any court having jurisdiction over the Parties. Each Party shall initially pay its own costs, fees and expenses (including, without limitation, for counsel, experts and presentation of proof) in connection with any arbitration or other action or proceeding brought under this Section 6.02, and the fees of the arbitrators shall be share equally, provided, however, that the arbitrators shall have the power to award costs and expenses in a different proportion.

(d)	The arbitration shall be conducted in Astatula, Florida.

Section 6.03 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of Florida, without giving effect to principles of conflicts of law thereunder. Subject to Section 6.02, venue for all matters arising hereunder and for enforcement of the arbitrators’ judgment pursuant to Section 6.02 shall be exclusively in the State of Florida and United States Courts located in Lake County, Florida (the “Selected Courts”) and the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the Selected Courts. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 6.04 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.04.

15

Section 6.05 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 6.06 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.07 Third-Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-Party beneficiary of this Agreement.

Section 6.08 Expenses. Other than as specifically set forth herein, whether or not the Transactions are consummated, each of SGT, on the one hand, and Seller, on the other hand, will bear their own respective expenses, including without limitation the fees and expenses of its legal, accounting and financial advisors, incurred in connection with the Transactions.

Section 6.09 Entire Agreement. This Agreement and the other Transaction Documents represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

Section 6.10 Amendment or Waiver. Other than as specifically set forth herein, every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended only by a writing signed by all Parties hereto.

Section 6.11 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that Transactions shall be consummated as soon as practicable. Each Party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Transactions.

Section 6.12 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 6.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

16

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Closing Date.

Sustainable Green Team Ltd.

By:	/s/ Anthony Raynor
Name:	Anthony Raynor
Title:	Chief Executive Officer

New Earth Technologies Pte Ltd

By:	/s/ Soon Rowell
Name:	Soon Rowell
Title:	Director

17

Exhibit A

Products

INGREDIENTS TO MAKE HUMISOIL

●	[***] – IBC ([***] Gallon Totes)

	○	[***] – Gallons

INGREDIENTS TO MAKE XLR8 BIO & OTHER PRODUCTS

●	[***] – IBC ([***] Gallon Totes)

	○	[***] – Gallons

TOTAL VOLUMES DELIVERED

●	5,930 – IBC (264 Gallon Totes)
●	Total of 1,565,520 – Gallons
●	$[***] – In store inventory value

1

Exhibit B

BILL OF SALE

Dated as of May 17, 2023

This Bill of Sale (the “Bill of Sale”) is made and entered into as of the date set forth above (the “Closing Date”), by New Earth Technologies Pte Ltd, a Singapore registered private corporation (“Seller”) in favor of The Sustainable Green Team, Ltd., a Delaware corporation (the “Buyer”).

WHEREAS, Buyer and Seller have entered into a certain Product Purchase Agreement, dated as of the Closing Date (“Agreement”), providing for Buyer to purchase the assets as set forth on Exhibit 1 attached hereto (the “Products”);

WHEREAS, Seller desires to convey, transfer, assign, deliver, and contribute to Buyer all of its right, title, and interest in and to the Products and Buyer desires to accept all rights, title and interest in and to the Products as specified in this Bill of Sale;

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1.	Seller hereby sells, grants, conveys, assigns, transfers and delivers to Buyer any and all of Seller’s right, title and interest in and to the Products, free and clear of all any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing (collectively, the “Liens”) other than those pursuant to the Transaction Documents (as defined in the Agreement). Such sale, transfer, conveyance and assignment shall be effective on the Closing Date.

2.	Any individual, partnership, corporation or other entity may rely, without further inquiry, upon the powers and rights herein granted to the Buyer and upon any notarization, certification, verification or affidavit by any notary public of any state relating to the authorization, execution and delivery of this Bill of Sale or to the authenticity of any copy, conformed or otherwise, hereof.

3.	All of the terms and provisions of this Bill of Sale will be binding upon the Seller and its successors and assigns and will inure to the benefit of the Buyer and its successors and assigns.

4.	This Bill of Sale shall be governed by the laws of the State of Florida, without regard to conflicts of law principles thereunder.

5.	This Bill of Sale is being delivered in connection with the Closing (as defined in the Agreement) under the Agreement and is made subject to the provisions of the Agreement. In the event of any conflict or inconsistency between this Bill of Sale and the Agreement, the Agreement shall be the controlling document.

6.	This Bill of Sale may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

B-1

IN WITNESS WHEREOF, the parties have executed this Bill of Sale effective as of the Closing Date.

Sustainable Green Team Ltd.

By:	/s/ Anthony Raynor
Name:	Anthony Raynor
Title:	Chief Executive Officer

New Earth Technologies Pte Ltd

By:	/s/ Soon Rowell
Name:	Soon Rowell
Title:	Director

B-2

Exhibit 1

Products

INGREDIENTS TO MAKE HUMISOIL

●	[***] – IBC ([***] Gallon Totes)

	○	[***] – Gallons

INGREDIENTS TO MAKE XLR8 BIO & OTHER PRODUCTS

●	[***] – IBC ([***] Gallon Totes)

	○	[***] – Gallons

TOTAL VOLUMES DELIVERED

●	5,930 – IBC (264 Gallon Totes)
●	Total of 1,565,520 – Gallons
●	$[***] – In store inventory value